EXHIBIT 10.31


                     Acme Corpus Chiropractic Clinic, LLC

                             Financial Statement

                For the twelve months ended December 31, 1999



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                     Acme Corpus Chiropractic Clinic, LLC

                                    Index


                  *  Opinion Letter

                  *  Balance Sheet as of December 31, 1999

                  * Statement of Income and Expenses for the twelve months ended December 31, 1999

                  *  Statement of Cash Flows

                  *  Notes to Financial Statement



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                                          PMB 129
                                          110 West Sandy Lake Road-Ste 102
                                          Coppell, Texas (214) 448-5320



                          RON PANDOS & COMPANY, INC


              To the members of Acme Corpus Chiropractic Clinic, LLC 1300 W. Walnut Hill Lane, Suite 275
              Irving, Texas


              I have audited to accompanying balance sheet of Acme Corpus Chiropractic Clinic, LLC as of December 31, 1999 and the related statement of income and expenses and cash flows for the year then ended. These financial statements are the responsibility of the management of Acme Corpus Chiropractic Clinic, LLC. My responsibility is to express an opinion on the financial statements based on the audit.

              I conducted the audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
              An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. I believe that the audit provides a reasonable basis for my opinion.

              In my opinion, the financial statements referred to above, present, in all material respects, the financial position of Acme Corpus Chiropractic Clinic, LLC as of December 31, 1999 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

              /s/ Ronald Pandos


              Ronald Pandos
              December 22, 2000

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

                    Acme Corpus Chiropratic Clinic, LLC
                                Balance Sheet
                            as of December 31, 1999


             Assets:
             Current Assets
               Cash                             $    34,338
               Accounts receivable                1,810,152
               Allowance for doubtful accounts     (840,216)
                                                 ----------
             Total current assets                              $ 1,004,273

             Fixed Asset (note 1)
               Equipment - clinic                     5,997
               Equipment - office                     7,180
               Equipment - computer                   6,918
               Leasehold improvements                 2,135
               Accumulated depreciation             (10,515)
                                                 ----------
             Total fixed assets                                     11,714
                                                                ----------
             Total assets                                      $ 1,015,987
                                                                ==========
               Liabilities & Equity:
               Current liabilities
                 Accounts payable               $    27,575

               Long term liabilities
                 Note payable                         1,159
                                                 ----------
               Total liabilities                               $    28,734

             Equity
               Capital (note 7)                     546,507
               Current year net income              451,449
               Member distributions                 (10,703)
                                                 ----------
             Total Equity                                          987,253
                                                                ----------
             Total liabilities & equity                        $ 1,015,987
                                                                ==========

             The notes are an integral part of this financial statement

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
                        Acme Corpus Chiropratic Clinic, LLC
                          Statement of Income and Expenses
                for the twelve month period ended December 31, 1999


             Net Revenue
             Professional fees (note 2)                        $   772,782

             Cost of Services:
               Contract labor (note 3)          $   115,967
               Salaries & wages                     124,812
               Supplies, clinic & x-ray               1,569
                                                 ----------
             Total cost of services                                242,348
                                                                ----------
             Gross Profit                                          530,433

             Operating Costs:
               Advertising                           27,871
               Automobile                                45
               Bank service  charges                    212
               Depreciation (note 1)                  4,277
               Insurance                              1,463
               Interest                               1,609
               Meals & entertainment                    394
               Miscellaneous                            243
               Office                                   496
               Professional fees                      9,123
               Rent                                  11,790
               Repairs & maintenance                  2,856
               Supplies                               3,338
               Taxes                                 12,177
               Telephone                              2,637
               Travel                                   456
                                                 ----------
             Total operating costs                                  78,984
                                                                ----------
             Net Distributive Income
               to Members (note 5)                             $   451,449
                                                                ==========

             The notes are an integral part of this financial statement

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

                        Acme Corpus Chiropractic Clinic, LLC
                              Statement of Cash Flows
                        January 1 through December 31, 1999


             Operating activities
               Net Income                                      $   451,449
               Depreciation                                          4,277
               Accounts payable                                      9,024
               Accounts receivable (net)                          (426,346)
                                                                ----------
             Net cash provided by Operating activities              38,404

             Financing activities
               Equipment                                             1,500
               Furniture & fixtures                                    760
               Deposits
               Note payable                                         (2,819)
               Due to affiliated companies
               Member distribution                                 (10,703)
                                                                ----------
             Net cash used by financing activities                 (11,261)

             Net cash increase for the period                       27,142

             Cash at beginning of period                             7,196
                                                                ----------
             Cash at end of period                             $    34,338
                                                                ==========

    The accompanying notes are an integral part of this financial statement

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                     Acme Corpus Chiropractic Clinic, LLC
                         Notes to Financial Statement
                     For the year ended December 31, 1999


        Note 1 - Significant accounting policies and procedures

             Acme Corpus Chiropractic Clinic, LLC is a Limited Liability Corporation incorporated under the laws of the State of Texas. The corporation began business in 1997 and maintains its accounting records using the accrual method of accounting.

             For financial statement purposes, the Limited Liability Corporation uses the straight-line method of depreciation based on historical cost and an estimate of the life of each asset. For income tax purposes, the Limited Liability Corporation uses an accelerated method of depreciation in accordance with Internal Revenue Service guidelines.

             The allowance for doubtful accounts is based on an aging of the receivables and calculated on a percentage of services rendered as determined by management of the Chiropractic Clinic.

             Since the corporation is classified as a Limited Liability Corporation by the Internal Service, the corporation uses the calendar year as the corporate year period of accounting.

        Note 2 - Use of estimates

             The preparation of financial statements in conformity with generally accepted accounting policies requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Net revenue reported is services rendered less an estimate for bad debts. Accordingly, actual results could differ from those estimates.

        Note 3 - Contract labor

             Contact labor is the cost of professional medical personnel not maintained on staff by the clinic and as such, the amount is reported separately.

        Note 4 - Subsequent events

             The Chiropractic clinic is in the process of being sold to a third party corporation and is to be classified as an asset sale whereby the seller shall sell, transfer, and assign all right, title and interest in and to the assets free and clear of mortgage, security interest, lien, charge, claim, or other encumbrance of any nature except the assumed liabilities of the seller.
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        Note 5 - Income taxes

             The corporation is classified as a Limited Liability Corporation by the Internal Revenue Service and all income or loss of the corporation transfers to the individual income tax returns of its members based on the percentage of ownership in the corporation. For income tax purposes, the Limited Liability Corporation used the cash basis of accounting. As of result of the classification by the Internal Revenue Service, no provision for income taxes is reported on the financial statement.

        Note 6 - Members

             As of December 31, 1999, members of the Limited Liability Corporation are Mainstream Enterprises, LLC and Dr. Morrison. The percentage of member ownership is fifty percent to each member. Dr. Morrison, as of December 31, 1999, was a resident of the State of Texas and Mainstream Enterprises, LLC is a Texas corporation incorporated under the laws of the State of Texas as a Limited Liability Corporation.

        Note 7 - Capital

             Capital consists of cash and/or equipment provided by members of the Limited Liability Corporation.